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                                                                     Exhibit 5.3



                          INDEPENDENT AUDITORS' CONSENT




      We consent to the incorporation by reference in this Registration Statement of Infotopia, Inc. on Form S-8 of our report, appearing in the Annual Report on Form 10-KSB/A of Infotopia, Inc. filed on October 2, 2001 for the ten-month period ended December 31, 2000, the eight month period ended February 29, 2000, and the year ended June 30, 1999.



                                 /s/ Merdinger, Fruchter, Rosen & Corso
                                 -----------------------------------------
                                 MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                 Certified Public Accountants




New York, New York
October 3, 2001